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                                 Exhibit (3)(ii)

                                 Amendment No. 4
                                     to the
                            Husker Ag Processing, LLC
                           Second Amended and Restated
                               Operating Agreement

1. Section 1.17 of the Operating Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

     "1.17 "Percentage Interest" means the percentage figure calculated by dividing the number of Units owned by the Member by the total number of Units outstanding."

2. Article V of the Operating Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                                   "ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

     5.1    Capital Accounts. A "Capital Account" shall be established for each
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     Member on the books of the Company and maintained in accordance with
     Section 1.704-1(b)(2) of the Treasury Regulations, as amended from time to time.

            (a)   To each Member's Capital Account there shall be credited:

            (i) the cash and the Value of any property other than cash contributed by such Member to the capital of the Company;

            (ii) such Member's allocable share of Profits, and any items of income or gain which are specially allocated to the Member; and

            (iii) the amount of any Company liabilities assumed by such Member of which are secured by any property of the Company distributed to such Member.

            The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note shall not be credited to the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and only to the extent) principal payments are made on the note.

            (b)   To each Member's Capital Account there shall be debited:

            (i) the amount of cash and the Value of any property other than cash distributed to such Member pursuant to Section 5.8;

            (ii) such Member's allocable share of Losses and any items of expense or loss which are specially allocated to the Member; and

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            (iii) the amount of any liabilities of such Member assumed by the
     Company or which are secured by any property contributed by such Member to the Company.

     Provided; however, all of the foregoing to be determined in accordance with
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     the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury
     Regulations, as amended from time to time.

     5.2    Allocations and Distributions. Except as may be required by section
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     704 (b) and (c) of the Code and the applicable Treasury Regulations or under Section 5.5 below, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with this Article 5.

     5.3    Allocations of Income, Gain, Loss, Deductions, and Credits. All
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     items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Percentage Interests.

     5.4    Allocation of Gain or Loss Upon the Sale of All or Substantially All
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     of the Company's Assets.
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            (a)   Allocation of Gain. Any income or gain from the sale or
     exchange of all or substantially all of the Company's assets shall be allocated, first, to those Members with capital account balances less than the amounts of their respective Capital Contributions that have not previously been distributed, that amount of income or gain, if any, necessary to increase their capital account balances to the amount of their Capital Contributions not previously distributed; and thereafter, the remaining income or gain, if any, shall be allocated to the Members, ratably in proportion to their Percentage Interests.

            (b) Allocation of Loss. Any loss from the sale or exchange of all or substantially all of the Company's assets shall be allocated, first, so as to equalize the capital account balances of all Members holding the same number of Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Percentage Interests.

     5.5    Regulatory Allocations and Allocation Limitations. Notwithstanding
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     the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied. The defined terms used below shall have the meaning set forth in the applicable section of the Code or Treasury Regulations and the terms "Member" and "Company" shall mean "partner" and "partnership" with respect to this application of such definitions to this section.

            (a) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.5, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member's share of the net decrease in Company Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations). This Section 5.5(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

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            (b)   Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 5.5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 5.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

            (c) Qualified Income Offset. In the event a deficit balance in a Member's capital account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Operating Agreement and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations. This Section 5.5(c) is intended, and shall be so construed, to provide a "qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

            (d) Gross Income Allocations. In the event that a deficit balance in a Member's Capital Account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Operating Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations ss.ss. 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in this Section have been made as if Section 5.5(c) and this
     Section 5.5(d) were not in this Operating Agreement.

            (e) Nonrecourse Deductions. Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of Losses under Section 5.4.

            (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

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            (g)   Members' Shares of Excess Nonrecourse Debt. The Members'
     shares of excess Company Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Company Nonrecourse Debt will be allocated.

            (h)   Curative Allocations. The allocations set forth in subsections
     (a), (b), (d), and (d) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations under Section 704(b). Notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible, the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. For this purpose, future Regulatory Allocations under Section 5.5(a) and (b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Section 5.5(f) and (g).

     5.6    Proration of Allocations. All income, gains, losses, deductions and
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     credits for a fiscal year allocable with respect to any Members whose Units may have been transferred, forfeited, reduced or changed during such year should be allocated based upon the varying interests of the Members throughout the year. The precise manner in which such allocations are made shall be determined by the Board of Directors in its sole discretion and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.

     5.7    Consent to Allocation. Each Member expressly consents to the methods
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     provided herein for allocation of the Company's income, gains, losses, deductions and credits.

     5.8    Distributions.
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            (a)   The Board of Directors shall determine, in its sole
     discretion, whether to distribute or retain all or any portion of the Profits. The Directors may distribute cash to the Members irrespective of Profits. All cash distributions shall be made to the Members in accordance with paragraph (c) of this Section 5.8. Provided, however, no Member has a
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     right to any distribution prior to the dissolution of the Company without
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     the approval of the Board.

            (b) The Board may agree to distribute to the Members in kind any property held by the Company. Any such distribution of property shall be referred to herein as a "Distribution in Kind." The value of any such Distribution in Kind at the time of such distribution shall be determined in accordance with paragraph (d) of this Section 5.8 and such distribution shall be made to the Members in accordance with paragraph (c) of this
     Section 5.8. Distributions in Kind, made pursuant to this paragraph (b), shall be subject to such restrictions and conditions as the Board shall have determined are necessary or appropriate in order for such distributions to be made in accordance with applicable law.

            (c) Any distribution of Profits in accordance with this Section 5.8, and any distribution, other than Profits, of cash pursuant to paragraph (a) of this Section 5.8 or Distribution in Kind pursuant to paragraph (b) of Section 5.8, shall be made to the Members according to their Percentage Interests.

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            (d)   The Value of any Distribution in Kind as of any date of
     determination (or in the event such date is a holiday or other day that is not a business day, as of the next preceding business day) shall be the estimated fair market value of any property distributed, as determined by the Board of Directors in its sole discretion.

            (e) All distributions are subject to set-off by the Company for any past-due obligation of the Members to the Company.

            (f) Members shall not receive salaries or compensation from the Company solely in their capacities as Members or for the use of their capital.

     5.9    Other Allocation Rules. For purposes of determining the Profits,
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     Losses, or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board, using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

     5.10   Compliance with Section 704(b) of the Code. The provisions of this
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     Article as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article V to have substantial economic effect under the Treasury Regulations promulgated under Section 704(b) of the Code, in light of the distributions made pursuant to Articles V and XI and the contributions made pursuant to
     Article IV. Notwithstanding anything herein to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member or Transferee to make a contribution in excess of the initial contribution or additional contribution agreed to by a Majority in Interest of the Members of the Company.

     5.11   Transfer of Capital Accounts. In the event all or a portion of an
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     Interest in the Company is Transferred in accordance with the terms of the
     Articles of Organization and this Agreement, the transferee shall succeed to that portion of the Capital Account of the transferor which is allocable to the transferred Interest.

     5.12   Income Tax Consequences. The Members are aware of the income tax
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     consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Company income and loss for income tax purposes."

3. All references to Section 5.4 within the Operating Agreement, other than those refereed to in the new Article V adopted above, shall be amended to refer to Section 5.8.

     Effective Date:  March 5, 2002.


                                             /s/ Jack G. Frahm
                                             -----------------------------------
                                             Jack G. Frahm, Secretary